U.S. SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                                    FORM 8-K/A


                                   CURRENT REPORT


                      PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): January 7, 2003


                      SYNTHETIC TURF CORPORATION OF AMERICA
             (Exact name of registrant as specified in its charter)


                                   Nevada
           (State or jurisdiction of incorporation or organization)


                                    33-5902
                            (Commission File Number)


                                    22-2774460
                    (I.R.S. Employer Identification Number)

7550 24th Avenue South, Suite 168, Minneapolis, Minnesota             55450
    (Address of principal executive offices)                       (Zip Code)


                  Registrant's telephone number:  (612) 746-4025


          (Former name or former address, if changed since last report)


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On December 9, 2002, the Registrant entered into an Agreement and Plan of Merger ("Agreement"), with ISC Acquisition Inc., a Nevada corporation and a wholly-owned subsidiary of the Registrant, International Surfacing of Colorado, Inc., a Colorado corporation, and shareholders of International Surfacing (who together own all of the issued and outstanding capital shares of that company). Under the terms of the Agreement, on the closing date, the Registrant will issue 15,000,000 shares of restricted common stock for all of the issued and outstanding common stock of International Surfacing (200,000 shares), which will merge with ISC. On January 7, 2003, these shares, after being issued, were actually delivered to the shareholders of International Surfacing and this transaction closed (as specified under Section 2 of the Agreement).

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

Financial Statements.

     The Registrant has determined that this acquisition must comply with Rule 3.05(b)(1)(iii) of Regulation S-X, and therefore financial statements will be furnished for at least the two most recent fiscal years and any interim periods. It is impracticable to provide the required financial statements for this acquired business at the time this Form 8-K is filed; these will be filed as an amendment to this filing. Pro forma financial information will also be furnished in connection with this acquisition pursuant to Article 11 of Regulation S-X.

Exhibits.

     Exhibits included are set forth in the Exhibit Index pursuant to Item 601 of Regulation S-B.

                                   SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  Synthetic Turf Corporation of America



Dated: March 26, 2003             By: /s/  Gary Borglund
                                  Gary Borglund, President

EXHIBIT INDEX

Number                          Exhibit Description

2     Agreement and Plan of Merger between the Registrant, ISC
      Acquisition Inc., and International Surfacing of Colorado,
      Inc. and its shareholders), dated December 9, 2002
      (incorporated by reference to Exhibit 2 of the Form 8-K filed on January 21, 2003).